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                                                                     Exhibit 5.1

                   OPINION OF WILSON SONSINI GOODRICH & ROSATI

                                November 15, 2001

Symphonix Devices, Inc.
2331 Zanker Road
San Jose, CA 95131-1109

     Re: Registration Statement on Form S-8

Ladies and Gentlemen:

     We have examined the Registration Statement on Form S-8 to be filed by you with the Securities and Exchange Commission on or about November 15, 2001 (the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended, of 2,200,000 shares of your common stock, of which 2,000,000 shares are reserved for issuance under the Amended and Restated 1994 Stock Option Plan (the "1994 Plan") and 200,000 shares are reserved for issuance under the 1997 Employee Stock Purchase Plan (the "1997 ESPP"). As your legal counsel, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the sale and issuance of such common stock under the 1994 Plan and the 1997 ESPP.

     It is our opinion that, when issued and sold in the manner referred to in the respective plans and pursuant to the agreements which accompany the respective plans, the common stock issued and sold thereby will be legally and validly issued, fully paid and non-assessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including any Prospectuses constituting a part thereof, and any amendments thereto. This opinion may be incorporated by reference in any abbreviated registration statement filed pursuant to Item E under the general instructions to Form S-8 under the Securities Act of 1933 with respect to the Registration Statement.

                                            Very truly yours,

                                            WILSON SONSINI GOODRICH & ROSATI
                                            Professional Corporation

                                            /s/ Wilson Sonsini Goodrich & Rosati